Exhibit 99.1

Opus Genetics Highlights Five Gene Therapy Programs Targeting
Significant Unmet Need in Patients with Inherited Retinal Diseases

Rapidly Advancing Five IRD Programs with Four Clinical Data Readouts Expected in 2027

RDH12, MERTK and RHO Programs Expected to Enter Clinical Testing over the Next 12 to 18 Months

Cash Runway into 2029 Expected to Fund Multiple Clinical Inflection Points, Potential Product Approvals and Opportunities for Priority Review Vouchers

IRD Prevalence Across Select Global Markets Provides a Significant Commercial Opportunity Across Opus Genetics’ Pipeline

RESEARCH TRIANGLE PARK, N.C. – June 16, 2026 - Opus Genetics, Inc. (Nasdaq: IRD) (the “Company” or “Opus Genetics”), a clinical-stage biopharmaceutical company developing gene therapies to restore vision and prevent blindness in patients with inherited retinal diseases (IRDs), hosted a Research and Development (R&D) Science Forum where management and leading IRD experts highlighted the Company’s expanding gene therapy pipeline for severe retinal diseases. The event highlighted three new programs entering clinical testing, recent LCA5 and BEST1 clinical data, the global IRD market opportunity, and clinical development and execution strategies.

“As featured in our R&D Science Forum, our validated scientific approach and early clinical success provides strong momentum as we expand into our new set of promising programs,” said George Magrath, M.D., Chief Executive Officer of Opus Genetics. “We have first‑mover advantage across multiple indications, supported by broad intellectual property protection, rare‑disease regulatory pathways that may offer flexibility and accelerated approval, and the potential for Orphan Drug exclusivity and Priority Review Vouchers. Our approach emphasizes streamlined timelines, capital‑efficient development, a premier collection of scientific advisors, and an experienced leadership team capable of executing multiple clinical programs in parallel.”

A replay of the event and copy of the slide presentation may be accessed on Opus Genetics’ website under the Investors section: Events.

Gene Therapy Program Highlights

OPGx-RDH12
•
RDH12 mutations cause a severe form of Leber congenital amaurosis (LCA), which leads to early, rapid vision loss in infancy or childhood, often resulting in legal blindness before the third decade of life.

•	Estimated global prevalence is 30,900 patients, including 2,500 patients in the U.S. and 17,500 patients in the Middle East / North Africa.*
•	OPGx-RDH12 is designed to restore a key component of the visual cycle.
•	In preclinical studies, OPGx-RDH12 delivered a functional RDH12 enzyme in vivo and restored structure and function in a small animal model.
•	This program is expected to initiate clinical testing in the U.S. in the fourth quarter of 2026. Funding is supported by the RDH12 Alliance.

OPGx-MERTK
•	MERTK mutations cause a severe form of autosomal recessive retinitis pigmentosa, which has an early-onset (childhood or adolescence) and results in rapid vision loss.
•	Estimated global prevalence is 21,960 patients, including 2,600 patients in the U.S. and 14,300 patients in the Middle East / North Africa.*
•	OPGx-MERTK is designed to restore critical retinal pigment epithelium metabolic functions.
•	In preclinical studies, OPGx-MERTK provided evidence of retinal preservation of structure/ function and preserved outer nuclear layer thickness in a small animal model of retinal degeneration.
•
This program is expected to initiate clinical testing at the Cleveland Clinic Abu Dhabi in the first quarter of 2027. Funding is supported by a consortium led by Abu Dhabi’s Healthcare Research and Innovation Fund.

OPGx-RHO
•
RHO mutations cause autosomal-dominant retinitis pigmentosa, a highly variable, often slowly progressive rod-cone dystrophy characterized by misfolded or dysfunctional rhodopsin that drives photoreceptor stress and progressive peripheral field loss followed by central vision decline.

•	Estimated global prevalence is 30,200 patients, including 8,800 patients in the U.S.*
•	OPGx-RHO is designed to “silence and replace” in autosomal dominant RHO.
•	In preclinical studies, OPGx-MERTK maintained rod morphology in the retinas in two large animal models.
•	This program is expected to initiate clinical testing globally in the second half of 2027.

OPGx-LCA5
•	LCA5 mutations cause a very early onset, severe disease typically presenting in infancy or early childhood.
•	Estimated global prevalence is 3,240 patients, including 170 patients in the U.S.*
•	OPGx-LCA5 is designed to restore the lack of functioning lebercilin, a key protein of the visual cycle, which severely impairs photoreceptor function.
•
In the ongoing Phase 1/2 clinical trial, visual acuity was improved and maintained in the adult cohort over 24 months and improved in the pediatric cohort over 6 months. In addition, the full-field stimulus test (FST) demonstrated durable vision improvement and microperimetry data provided evidence of increased sensitivity and movement of fixation toward the fovea.

•
Recruitment is ongoing in the run-in period for the pivotal Phase 3 trial. In parallel, the clinical and commercial batch of drug product is being manufactured. Dosing with OPGx-LCA5 is expected to start in the fourth quarter of 2026.

OPGx-BEST1
•
BEST1 mutations disrupt cellular ion and fluid homeostasis resulting in electrophysiological abnormalities, RPE dysfunction, and retinal degeneration, with a range of onset from childhood to adulthood and a slow rate of progression.

•
Estimated global prevalence is 21,800 patients, including 8,400 patients in the U.S. comprised of approximately 8,000 best vitelliform macular dystrophy (BVMD) and approximately 400 autosomal recessive bestrophinopathy (ARB).*

•	OPGx-BEST1 is designed to target retinal pigment epithelium (RPE) cells and restore bestrophin function.
•	In the ongoing Phase 1/2 clinical trial, three BVMD and two ARB participants were enrolled in the first cohort, with dosing completed in May 2026.
•	Three-month topline data from Cohort 1 is expected in September 2026.

Commercial Market Opportunity
•	IRD patient prevalence across select global markets provides significant commercial market opportunity across Opus’ pipeline.
•
IRD prevalence may be higher than current estimates in some mutations. For example, patients may not undergo genetic testing when clinicians diagnose BEST1 disease based on the presence of a characteristic vitelliform (“egg-yolk”) lesion beneath the macula.

* Triangle Insights Analysis of 5 Key Markets, 2026

About Opus Genetics

Opus Genetics is a clinical-stage biopharmaceutical company developing gene therapies to restore vision and prevent blindness in patients with inherited retinal diseases (IRDs). The Company is developing durable, one-time treatments designed to address the underlying genetic causes of severe retinal disorders. The Company’s pipeline includes seven AAV-based programs, led by OPGx-LCA5 for LCA5-related mutations and OPGx-BEST1 for BEST1-related retinal degeneration, with additional candidates targeting RDH12, MERTK, RHO, CNGB1 and NMNAT1. The Company is based in Research Triangle Park, NC. For more information, visit www.opusgtx.com.

Forward-Looking Statements

This press release contains certain statements that are not statements of historical fact and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements related to cash runway and future financing availability, potential product approvals, and Priority Review Voucher opportunities, the clinical development, clinical results, preclinical data and future plans for OPGx-LCA5, OPGx-BEST1, OPGx-MERTK, OPGx-RDH12, OPGx-RHO and earlier stage programs, and expectations regarding us, our business prospects and our results of operations, and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 and in our other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to publicly update any forward-looking statements in order to reflect events or circumstances that might subsequently arise.

Contacts:

Investors
Jenny Kobin
Remy Bernarda
IR Advisory Solutions
ir@opusgtx.com

Media

Kimberly Ha
KKH Advisors
917-291-5744
kimberly.ha@kkhadvisors.com